EXHIBIT 3.2b

AMENDED AND RESTATED

BYLAWS OF REMY INTERNATIONAL, INC.

As Adopted as of [Date], 2011

ARTICLE I

OFFICES

Section 1.01 Offices. Remy International, Inc. (hereinafter called the “Corporation”) may have offices at such places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Section 1.02 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03 Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors, the Chairman of the Board or the Chief Executive Officer and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

Section 2.05 Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.06 List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07 Quorum. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these bylaws, at each meeting of the stockholders, a majority in voting power of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chairman of the Board, or in his or her absence, inability or refusal to act, the Chief Executive Officer, or, in his or her absence or inability to act, the person whom the Board of Directors shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09 Voting; Proxies. Unless otherwise required by law or the Certificate of Incorporation the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall by decided by the vote of the holders of a majority of the shares present and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.10 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11 Transaction of Business at Shareholder Meetings. At any meeting of shareholders, only such nominations of persons for election to the Board of Directors shall be made as shall have been properly brought before the meeting in accordance with Section 2.11.1, and only such other business shall be transacted as shall have been properly brought before the meeting in accordance with Section 2.11.2.

Section 2.11.1. Nominations for Director. (a) Nominations of persons for election to the Board of Directors of the Corporation may be made only (i) by the Board of Directors at any meeting of shareholders or (ii) by a Proponent (defined in Section 2.11.3) at (A) an annual meeting or (B) a special meeting of shareholders, but only if, in the case of (A) or (B), the Proponent (x) is entitled to vote in the election of directors at such meeting, (y) was a shareholder of record both at the time of giving the notice provided for in this Section 2.11.1 and at the time of the meeting and (z) has complied with the procedures established by this Section 2.11.1 and, in the case of (B), the Board of Directors has determined that directors shall be elected at such special meeting. For a nomination to be properly brought before an annual or special meeting by a shareholder, the Proponent must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information and the completed questionnaire provided for in, this Section 2.11.1 and timely updates and supplements thereof.

(b) For nominations to be made by a Proponent at an annual meeting, to be timely, the Proponent’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely, such notice must be received by the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the meeting or, if the first Public Disclosure (defined in Section 2.11.3) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the date of Public Disclosure of the date of the annual meeting. For nominations to be made by a Proponent at a special meeting, to be timely, the Proponent’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the date of Public Disclosure of the date of the special meeting. In no event shall any adjournment or postponement of an annual meeting or a special meeting or announcement thereof commence a new time period or extend any time period for the giving of a Proponent’s notice as required by this Section 2.11.1.

(c) In addition, to be timely, a Proponent’s notice (including the questionnaire provided for in Section 2.11.1(e)) shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.

(d) A Proponent’s notice to the Secretary shall set forth (i) as to each person the Proponent proposes to nominate for election as a director at the annual or special meeting, (A) the name, age, business address, residence address and telephone number of such nominee and the name, business address and residence address of any Nominee Associated Persons (defined in Section 2.11.3), (B) the principal occupation or employment of such nominee, (C) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of such nominee and by or on behalf of any Nominee Associated Person, (D) a description of such nominee’s qualifications to be a director, (E) an explanation as to whether and, if so, how such nominee meets the Corporation’s director qualification standards, (F) a statement as to whether such nominee would be an independent director, and the basis therefor, under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines, (G) all information relating to such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such nominee’s written consent to serving as a director if elected) and (H) a description of all direct or indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proponent and any Shareholder Associated Person, on the one hand, and each proposed nominee and any Nominee Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Proponent or any Shareholder Associated Person were the “registrant” for purposes of such item and the nominee or any Nominee Associated Person were a director or executive officer of such registrant, and (ii) the Proponent Information (defined in Section 2.11.3).

(e) In addition to the matters set forth in paragraph (d) above, the Proponent’s notice shall also include a completed questionnaire (in the form provided by the Secretary of the Corporation upon request by the Proponent) signed by each such nominee with respect to information of the type required by the Corporation’s directors’ and officers’ questionnaire. The questionnaire shall also include a representation and agreement that such nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been, or will not be within three business days thereafter, disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been, or will not be within three business days thereafter, disclosed to the Corporation and (iii) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with applicable law and all applicable corporate governance, code of business conduct and ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly disclosed or otherwise provided to the nominee.

(f) No person proposed to be nominated by a Proponent shall be eligible for election or service as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 2.11.1. If the Proponent intending to nominate a person for election as a director of the Corporation at an annual meeting or special meeting does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information and the completed nominee questionnaire provided for in, this Section 2.11.1, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to nominate such person for election as a director of the Corporation, then, in any such case, such proposed nomination shall not be made and such proposed nominee shall not be eligible to serve as a director of the Corporation, notwithstanding the fact that proxies in respect of such proposed nominee may have been solicited or obtained and/or any other circumstance. The chairman of the meeting shall, if the facts warrant, determine that the nomination was not properly made in accordance with the provisions of this Section 2.11.1, and, if the chairman should so determine, he or she shall declare to the meeting that such nomination was not properly made and shall be disregarded.

(g) The requirements of this Section 2.11.1 shall apply to all nominations of a person for election as a director proposed to be made by any person without regard to whether such proposed nominee is included or proposed to be included in the Corporation’s proxy statement, or whether such nomination is presented to shareholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors or otherwise. Nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, or expand any such right that may be available under the Exchange Act (or reduce the requirements that must be met to trigger such right), to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors.

Section 2.11.2. Other Business. (a) To be properly brought before an annual or special meeting of shareholders, business (other than the nomination of a person for election as a director, which is governed by Section 2.11.1) must be (i) specified in the notice of meeting or any supplement thereto given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) in the case of an annual meeting of shareholders only, properly brought before the meeting by a Proponent who (A) is entitled to vote at the meeting, (B) was a shareholder of record at the time of giving the notice provided for in this Section 2.11.2 and at the time of the meeting and (C) has complied with the procedures established by this Section 2.11.2. For business to be properly brought before an annual meeting by a Proponent (other than the nomination of a person for election as a director, which is governed by Section 2.11.1), the Proponent must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information provided for in, this Section 2.11.2 and timely updates and supplements thereof, and such business must be a proper matter for shareholder action under all applicable law.

(b) For business to be properly brought before an annual meeting, to be timely, a Proponent’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, in the event that the date of the annual meeting is advanced more 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely, such notice must be received by the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the meeting or, if the first Public Disclosure of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the date of Public Disclosure of the date of the annual meeting. In no event shall any adjournment or postponement of an annual or special meeting or announcement thereof commence a new time period or extend any time period for the giving of a Proponent’s notice as required by this Section 2.11.2.

(c) In addition, to be timely, a Proponent’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.

(d) A Proponent’s notice to the Secretary shall set forth (i) as to each matter the Proponent proposes to bring before the annual meeting, (A) a description of the business desired to be brought before the annual meeting and the reasons for transacting such business at the meeting, (B) the text of the proposal or business, including the text of any resolution proposed for consideration, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment, and (C) whether the Proponent has communicated with any other shareholder or beneficial owner of shares of stock of the Corporation regarding such business and (ii) the Proponent Information.

(e) No business proposed by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 2.11.1) shall be transacted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 2.11.2. If the Proponent intending to propose business at an annual meeting does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information provided for in, this Section 2.11.2, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, then, in any such case, such business shall not be transacted, notwithstanding the fact that proxies in respect of such business may have been solicited or obtained and/or any other circumstance, including that the proposed business may have been included in the Corporation’s proxy statement. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.11.2, and, if the chairman should so determine, he or she shall declare to the meeting that such business was not properly brought before the meeting and shall not be transacted.

(f) The requirements of this Section 2.11.2 shall apply to all business proposed to be brought before an annual or special meeting of shareholders by any person (other than the nomination of a person for election as a director, which is governed by Section 2.11.1) without regard to whether such business also is included or proposed to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or whether such business is presented to shareholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors or otherwise. Nothing in these Bylaws shall be deemed to affect any rights shareholders may have under Rule 14a-8 under the Exchange Act to request inclusion of proposed business in the Corporation’s proxy statement. Nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any proposed business, or to expand any rights shareholders may have under Rule 14a-8 under the Exchange Act to request inclusion of proposed business in the Corporation’s proxy materials or reduce the requirements that must be met under such rule to trigger such rights.

Section 2.11.3. Definitions.

“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of stock of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the Proponent or any Shareholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation directly or indirectly owned beneficially by such Proponent, any Shareholder Associated Person, any nominee or any Nominee Associated Person.

“Nominee Associated Person” of any nominee for election as a director means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such nominee and (iii) any person controlling, controlled by or under common control with such Nominee Associated Person.

“Proponent” means a shareholder of record of the Corporation who intends to make a nomination for director or bring other business before a meeting of shareholders, as the case may be.

“Proponent Information” means as to the Proponent and any Shareholder Associated Person (defined herein) on whose behalf the nomination or proposal of other business is being made, (i) the name and address of the Proponent, and any holder of record of the Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Shareholder Associated Person, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Shareholder Associated Person, the date such shares were acquired and the investment intent with respect thereto, (iii) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Proponent and by or on behalf of any Shareholder Associated Person during the twenty-four month period prior to the date of the Proponent’s notice or demand, as the case may be, including the date of the transactions, the class and number of shares and the consideration in respect thereof (including value) (without regard to whether such shares were or were not owned by the Proponent or any such person), (iv) a description of any Derivative Instrument (defined herein) and any Short Interest (defined herein), (v) a description of any material interest of the Proponent or any Shareholder Associated Person in such business, (vi) a description of any other agreement, arrangement or understanding that has been entered into or is in effect between or among the Proponent, any Shareholder Associated Person, any nominee, any Nominee Associated Person or any other person, in connection with such nomination or such nominee’s service as a director of the Corporation or with such business, as the case may be, (vii) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Proponent or any Shareholder Associated Person has a right to vote any class or series of shares of the Corporation, (viii) any rights to dividends on the shares of the Corporation owned beneficially by the Proponent or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (ix) any proportionate interest in shares of the Corporation or Derivative Instrument or Short Interest held, directly or indirectly, by a general or limited partnership in which the Proponent or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (x) any performance-related fees (other than an asset-based fee) that the Proponent or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instrument or Short Interest, if any, including without limitation any such interests held by members of such Proponent’s or Shareholder Associated Person’s immediate family sharing the same household, (xi) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by the Proponent or any Shareholder Associated Person, (xii) any direct or indirect interest of the Proponent or any Shareholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (xiii) a representation that the Proponent is the holder of record or beneficial owner of shares of stock of the Corporation entitled to vote in the election of directors or on such other business at the meeting and intends to appear in person or by proxy at the meeting to nominate any such nominee or propose such business, as the case may be, (xiv) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to shareholders and/or otherwise to solicit proxies from shareholders in support of such nomination or proposal, as the case may be, and (xv) any other information relating to the Proponent or any Shareholder Associated Person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the election of directors in a contested election and/or the proposed business.

“Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Shareholder Associated Person” of any shareholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the shareholder and any other person “acting in concert with” any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

“Short Interest” means any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the Proponent, any Shareholder Associated Person, any nominee or any Nominee Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proponent, Shareholder Associated Person, nominee or Nominee Associated Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation.

Section 2.11.4. Waiver. If a Proponent shall fail to meet any requirement set forth in this Section 2.11 with respect to the delivery of timely and proper notice, the Board of Directors may, in its discretion (for any reason or for no reason), waive such requirement in the particular instance; provided, however, that in no event shall any such waiver extend to or affect such requirement except to the extent so expressly waived, and, except to the extent so expressly waived, such requirement shall remain in full force and effect.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Number; Term of Office. The Board of Directors shall consist of the number of directors determined as set forth in the Certificate of Incorporation. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

Section 3.03 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors, and any vacancies occurring in the Board of Directors, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. A director so elected shall be elected to hold office until the earlier of the expiration of the remaining term of the class to which such director was elected, a successor is duly elected and qualified or such director’s death, resignation or removal.

Section 3.04 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 3.05 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or the Chairman of the Board.

Section 3.06 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chairman of the Board or the Chief Executive Officer on at least 24 hours notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three days notice if given by mail. Special meetings shall be called by the Chairman of the Board or the Chief Executive Officer in like manner and on like notice on the written request of any two or more directors.

Section 3.07 Telephone Meetings. Board of Directors meetings and Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.

Section 3.08 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three days notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.09 Notices. Subject to Section 3.06, Section 3.08 and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

Section 3.10 Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.11 Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the event of his or her absence, inability or refusal to act, the Chief Executive Officer (if a director) or, in the event of his or her absence, inability or refusal to act, another director selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Quorum of Directors. The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.13 Action By Majority Vote. Except as otherwise expressly required by these bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.14 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.15 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV

OFFICERS

Section 4.01 Officers. The officers of the Corporation elected by the Board of Directors (subject to any applicable provisions of the Certificate of Incorporation) shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including without limitation a Chief Financial Officer, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors from time to time may determine. Officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The Chairman of the Board, Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these bylaws or as may be prescribed by the Board of Directors or, if such officer has been appointed by the Chairman of the Board, Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board of Directors or these bylaws.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors.

(c) President. The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the Board of Directors, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board of Directors and as communicated to the President by the Chief Executive Officer and the Board of Directors. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board of Directors and (as required) committees of the Board of Directors and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors , the Chief Executive Officer or the President may authorize).

(h) Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 4.02 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders. All officers elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until their successors arc duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board of Directors. Any officer appointed by the Chairman of the Board, Chief Executive Officer or President may also be removed, with or without cause, by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board of Directors otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board of Directors. Any vacancy occurring in any office appointed by the Chairman of the Board, Chief Executive Officer or President may be filled by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board of Directors then determines that such officer shall thereupon be elected by the Board of Directors , in which case the Board of Directors shall elect such officer.

Section 4.03 Other Officers. The Board of Directors may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 4.04 Multiple Officeholders; Stockholder Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

Section 4.05 Compensation; Vacancies. The compensation of elected officers shall be set by the Board of Directors. The Board of Directors shall also fill any vacancy in an elected office. The compensation of elected officers and the filling of vacancies in appointed offices may be delegated by the Board of Directors to the same extent as permitted by these bylaws for the initial filling of such offices.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.01 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board, any Vice Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 5.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 5.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 6.02 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.04 Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 6.05 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board of Directors may from time to time authorize. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board,

Chief Executive Officer, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 6.06 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6.07 Conflict With Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal these bylaws. The affirmative vote of a majority of the directors then in office shall be required in order for the Board to adopt, amend or repeal any bylaws. The stockholders shall also have power to adopt additional bylaws or amend or repeal these bylaws; provided, however, that, in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, additional bylaws may not be adopted nor may these bylaws be amended or repealed by the stockholders unless approved by the affirmative vote of holders of two-thirds of the outstanding capital stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally, voting as a single class.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Right to Indemnification. Except as set forth in the Certificate of Incorporation, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.03 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 8.02 Right to Advancement of Expenses. Except as set forth in the Certificate of Incorporation, and in addition to the right to indemnification conferred in Section 8.01, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.03 Right of Indemnitee to Bring Suit. If a claim under Section 8.01 or Section 8.02 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.04 Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.05 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.06 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons.

Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.07 Amendments. Any repeal or amendment of this Article VIII by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.08 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.09 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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